EXHIBIT 4.1
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                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                     OF
                        LASALLE PARTNERS INCORPORATED


            LaSalle Partners Incorporated, a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by striking out Article 1 of the Articles of Incorporation and inserting in lieu thereof the following:

            FIRST: The name of the Corporation is: Jones Lang LaSalle Incorporated.

            SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

            IN WITNESS WHEREOF, LaSalle Partners Incorporated has caused these Articles of Amendment to be signed in its name and on its behalf as of the 11th day of March, 1999.

                              LASALLE PARTNERS INCORPORATED


                              By:   _______________________
                              Its:  Vice President

ATTEST:

By:   _______________________
Its:  Assistant Secretary

            THE UNDERSIGNED, Robert Hagan, Vice President and Fritz Freidinger, Assistant Secretary of LaSalle Partners Incorporated, in connection with the foregoing Articles of Amendment, of which this certifi-cate is made a part, hereby acknowledge, in the name and on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



/s/ Robert Hagan                    /s/ Fritz Freidinger
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Robert Hagan                        Fritz Freidinger
Vice President                      Assistant Secretary